Exhibit 10.36

SILICON VALLEY BANK

SPECIALTY FINANCE DIVISION

AMENDMENT TO

ACCOUNTS RECEIVABLE FINANCING DOCUMENTS

THIS AMENDMENT TO ACCOUNTS RECEIVABLE FINANCING DOCUMENTS is entered into between SILICON VALLEY BANK (“Bank”) and INTERWAVE COMMUNICATIONS, INC. (“Borrower”), as of September 24, 2003.

The Parties agree to amend the Accounts Receivable Financing Agreement between them, dated June 30, 2003 (the “Financing Agreement”), and the letter agreement between them dated June 30, 2003 (the “Letter Agreement”) as follows, effective as of the date hereof.  (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Financing Agreement.)

1.             Facility Amount.  The definition of “Facility Amount” in Section 1 of the Financing Agreement, which presently reads as follows:

“’Facility Amount’ is $1,000,000, provided that the total outstanding Advances under this Agreement and the Exim Agreement (as defined in Section 2A. below) may not exceed $1,000,000.”

is amended to read as follows:

“’Facility Amount’ is $2,500,000.”

2.             Deposit Account Control Agreements. As to any deposit accounts and investment accounts maintained with Wells Fargo Bank and any other institutions other than Bank, Borrower shall cause Wells Fargo Bank and such other institutions, on or before October 15, 2003, to enter into a control agreement in form acceptable to Bank in its good faith business judgment in order to perfect Bank’s first-priority security interest in said deposit accounts and investment accounts.

3.             Exim Agreement Deleted.  The parties acknowledge that the Accounts Receivable Financing Agreement (Exim Facility) proposed to be entered into between them was not consummated and is of no force or effect.  Section 2A of the Financing Agreement titled “Exim Agreement; Cross-Collateralization; Cross-Default.“ is hereby deleted from the Financing Agreement, and references in the Financing Agreement to “Exim Agreement“ are hereby deleted.

4.             Fee.  In consideration for Bank entering into this Amendment, Borrower shall concurrently pay Bank a fee in the amount of $12,000, which shall be non-refundable and in addition to all interest and other fees payable to Bank under the Loan Documents.  Bank is authorized to charge said fee to Borrower’s loan account.

5.             Representations True.  Borrower represents and warrants to Bank that all representations and warranties set forth in the Financing Agreement, as amended hereby, are true and correct.

6.             General Provisions.  This Amendment, the Financing Agreement, any prior written amendments to the Financing Agreement signed by Bank and Borrower, and the other written documents and agreements between Bank and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof.  Except as herein expressly amended, all of the terms and provisions of the Financing Agreement, and all other documents and agreements between Bank and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

Borrower:		Bank:

INTERWAVE COMMUNICATIONS, INC.		SILICON VALLEY BANK

By	/s/ Cal R. Hoagland	By	/s/ Illegible
Title	SVP and CFO	Title	VP